EXHIBIT 21

Subsidiaries of Omnicare, Inc.

The following is a list of operational subsidiaries included in the consolidated financial statements of the Company as of December 31, 2006. Other non-operational subsidiaries which have been omitted from the list would not, when considered in the aggregate, constitute a significant subsidiary. Each of the companies is incorporated under the laws of the state following its name.

Legal Name	Doing Business As Name (if other than legal name)	State of Incorporation/ Organization	% Owned

AAHS Acquisition Corp.	A-Avenue Health Services	Delaware	100%
Accu-Med Services of Washington LLC		Delaware	100%
Accu-Med Services, LLC		Delaware	100%
Accumed, Inc.		New Hampshire	100%
Alacritas Biopharma, Inc.		California	90%
Ambler Acquisition Company LLC		Delaware	100%
AMC - New York, Inc.	Royal Care Holdings, Inc.	Delaware	100%
AMC - Tennessee, Inc.	The Pharmacy, Stephens Drugs	Delaware	100%
Anderson Medical Services, Inc.		Delaware	100%
APS Acquisition LLC		Delaware	100%
APS Summit Care Pharmacy, LLC		Delaware	50%
Arlington Acquisition I, Inc.		Delaware	100%
ASCO Healthcare of New England, LLC		Maryland	100%
ASCO Healthcare of New England, LP		Maryland	100%
ASCO Healthcare, LLC		Maryland	100%
Atlantic Medical Group, LLC		Maryland	80%
Bach’s Pharmacy East, LLC	fka Pompton Nursing Home Suppliers	Delaware	100%
Bach’s Pharmacy Services, LLC		Delaware	100%
Badger Acquisition LLC		Delaware	100%
Badger Acquisition of Brooksville LLC		Delaware	100%
Badger Acquisition of Kentucky LLC		Delaware	100%
Badger Acquisition of Minnesota LLC		Delaware	100%
Badger Acquisition of Ohio LLC	Omnicare Health Network	Delaware	100%
Badger Acquisition of Orlando LLC	Home Care Pharmacy of Florida	Delaware	100%
Badger Acquisition of Tampa LLC	Bay Pharmacy	Delaware	100%
Badger Acquisition of Texas LLC		Delaware	100%
Bio-Pharm International, Inc.		Delaware	100%
BPNY Acquisition Corp.	Brookside Park Pharmacy	Delaware	100%
BPTX Acquisition Corp.	Brookside Park Pharmacy of Texas	Delaware	100%
Campo’s Medical Pharmacy, Inc.		Louisiana	100%
Capitol Home Infusion, Inc.		Virginia	100%
Care4 LP		Delaware	100%
Care Card, Inc.		Maryland	100%
Care Pharmaceutical Services, LP		Delaware	100%
CHP Acquisition Corp.	Cherry Hill Pharmacy	Delaware	100%

Legal Name	Doing Business As Name (if other than legal name)	State of Incorporation/ Organization	% Owned

CIC Services LLC		Delaware	100%
CIP Acquisition Corp.	Carter’s Institutional Pharmacy	Delaware	100%
Clinimetrics Research Associates, Inc.		California	100%
Compass Health Services, LLC		West Virginia	100%
Compscript - Boca, LLC		Florida	100%
Compscript - Mobile, Inc.		Delaware	100%
Compscript, LLC		Florida	100%
Concord Pharmacy Services, Inc.		Pennsylvania	100%
CP Acquisition Corp.	Central Pharmacy	Oklahoma	100%
CP Services LLC		Delaware	100%
CTLP Acquisition LLC	Care Tech	Delaware	100%
D & R Pharmaceutical Services, LLC		Kentucky	100%
Delco Apothecary, Inc.		Pennsylvania	100%
Dixon Pharmacy LLC		Illinois	100%
DP Services LLC		Delaware	100%
Eastern Medical Supplies, Inc.		Maryland	100%
Eastern Rehab Services, Inc.		Maryland	100%
Encare of Massachusetts, LLC		Delaware	100%
Enloe Drugs, LLC		Delaware	100%
Euro Bio-Pharm Clinical Services, Inc.		Delaware	100%
Evergreen Pharmaceutical of California, Inc.	fka PIP Acquisition, West Val Premiere	California	100%
Evergreen Pharmaceutical, LLC		Washington	100%
excelleRx, Inc.		Delaware	100%
Geneva Sub, Inc.		Delaware	100%
Hardardt Group, Inc., The		Delaware	100%
Health Concepts and Services, Inc.		Maryland	100%
Health Objects Corporation		Maryland	100%
Heartland Healthcare Services		Ohio	50%
Heartland Repack Services LLC		Delaware	100%
Highland Wholesale, LLC		Ohio	100%
HMIS, Inc.		Delaware	100%
Home Care Pharmacy, LLC		Delaware	100%
Home Pharmacy Services, LLC		Missouri	100%
Horizon Medical Equipment and Supply, Inc.		West Virginia	100%
H.O. Subsidary, Inc.		Maryland	100%
Hytree Pharmacy, Inc.		Ohio	100%
Institutional Health Care Services, LLC		New Jersey	100%
Interlock Pharmacy Systems, LLC		Missouri	100%
JHC Acquisition LLC	Jacobs Health Care Systems	Delaware	100%
Konsult, Inc.		Delaware	100%
Langsam Health Services, LLC	Sequoia Health Services, Inc.	Delaware	100%

Legal Name	Doing Business As Name (if other than legal name)	State of Incorporation/ Organization	% Owned

LCPS Acquisition, LLC	Medilife Pharmacy	Delaware	100%
LifeMed, LLC		Delaware	60%
Lobos Acquisition LLC		Delaware	100%
Lobos Acquisition of Arizona, Inc.		Delaware	100%
Lobos Acquisition of Pennsylvania, Inc.		Delaware	100%
Lo-Med Prescription Services, LLC		Ohio	100%
LPA Acquisition, LLC		Delaware	100%
LPI Acquisition Corp.	Lipira Pharmacy	Delaware	100%
Main Street Pharmacy LLC		Maryland	100%
Managed Healthcare, Inc.		Delaware	100%
Management & Network Services, Inc.		Ohio	100%
Management & Network Services LLC		Ohio	50%
Med World Acquisition Corp.		Delaware	100%
Medical Arts Health Care, Inc.		Georgia	100%
Medical Services Group, LLC		Maryland	100%
Medical Services Consortium, Inc.	Compscript - Miami	Florida	100%
MHHP Acquisition Company LLC		Delaware	100%
MOSI Acquisition Corp.	Medical Outpatient Services	Delaware	100%
National Care For Seniors LLC		Ohio	100%
NCS Healthcare, LLC		Delaware	100%
NCS Healthcare of Arizona, Inc.		Ohio	100%
NCS Healthcare of Arkansas, Inc.		Ohio	100%
NCS Healthcare of Beachwood, Inc.		Ohio	100%
NCS Healthcare of Connecticut, Inc.		Connecticut	100%
NCS Healthcare of Florida, Inc.		Ohio	100%
NCS Healthcare of Illinois, LLC		Illinois	100%
NCS Healthcare of Indiana, Inc.		Indiana	100%
NCS Healthcare of Indiana, LLC		Delaware	100%
NCS Healthcare of Iowa, LLC		Ohio	100%
NCS Healthcare of Kansas, LLC		Ohio	100%
NCS Healthcare of Kentucky, Inc.		Ohio	100%
NCS Healthcare of Maryland, LLC		Ohio	100%
NCS Healthcare of Massachusetts, Inc.		Ohio	100%
NCS Healthcare of Michigan, Inc.		Ohio	100%
NCS Healthcare of Minnesota, Inc.		Ohio	100%
NCS Healthcare of Missouri, Inc.		Ohio	100%
NCS Healthcare of Montana, Inc.		Ohio	100%
NCS Healthcare of New Hampshire, Inc.		New Hampshire	100%
NCS Healthcare of New Jersey, Inc.		New Jersey	100%
NCS Healthcare of New Mexico, Inc.		Ohio	100%
NCS Healthcare of New York, LLC		Ohio	100%

Legal Name	Doing Business As Name (if other than legal name)	State of Incorporation/ Organization	% Owned

NCS Healthcare of North Carolina, Inc.		North Carolina	100%
NCS Healthcare of Ohio, LLC		Ohio	100%
NCS Healthcare of Oklahoma, Inc.		Oklahoma	100%
NCS Healthcare of Oregon, Inc.		Ohio	100%
NCS Healthcare of Pennsylvania, Inc.		Pennsylvania	100%
NCS Healthcare of Rhode Island, LLC		Rhode Island	100%
NCS Healthcare of South Carolina, Inc.		Ohio	100%
NCS Healthcare of Tennessee, Inc.		Ohio	100%
NCS Healthcare of Texas, Inc.		Ohio	100%
NCS Healthcare of Vermont, Inc.		Ohio	100%
NCS Healthcare of Washington, Inc.		Ohio	100%
NCS Healthcare of Wisconsin, LLC		Ohio	100%
NCS of Illinois, Inc.		Ohio	100%
NCS Services, Inc.		Ohio	100%
NeighborCare Holdings, Inc.		Delaware	100%
NeighborCare Home Medical Equip, LLC		Pennsylvania	100%
NeighborCare Home Medical Equip of Maryland LLC		Maryland	79%
NeighborCare Infusion Services, Inc.		Delaware	100%
NeighborCare of California, Inc.		California	100%
NeighborCare of Indiana, LLC		Indiana	100%
NeighborCare of Northern California, Inc.		California	100%
NeighborCare of Maryland, LLC		Maryland	100%
NeighborCare of New Hampshire, LLC		New Hampshire	80%
NeighborCare of Ohio, LLC		Ohio	100%
NeighborCare of Oklahoma, Inc.		Oklahoma	100%
NeighborCare of Virginia, Inc.		Virginia	100%
NeighborCare of Wisconsin, LLC		Wisconsin	100%
NeighborCare Pharmacies, LLC		Maryland	100%
NeighborCare Pharmacy Services, Inc.		Delaware	100%
NeighborCare Pharmacy of Oklahoma LLC		Oklahoma	100%
NeighborCare Pharmacy of Virginia LLC		Virginia	73%
NeighborCare Repackaging, Inc.		Maryland	100%
NeighborCare Services Corporation		Delaware	100%
NeighborCare, Inc.		Pennsylvania	100%
NeighborCare-Medisco, Inc.		California	100%
NeighborCare - ORCA, LLC		Oregon	100%
NeighborCare - TCI, LLC		Delaware	100%
NeighborCare - TCI2, LLC		California	100%
NGC Acquisition Company LLC		Delaware	100%
Nihan & Martin LLC		Delaware	100%
NIV Acquisition LLC	Denman Pharmacy Services	Delaware	100%

Legal Name	Doing Business As Name (if other than legal name)	State of Incorporation/ Organization	% Owned

North Shore Pharmacy Services, LLC		Delaware	100%
OCR Services Corporation		Delaware	100%
OCR-RA Acquisition, LLC	Long Term Care Pharmacy	Delaware	100%
OFL Corp.		Delaware	100%
Omnibill Services LLC		Delaware	100%
Omnicare Air Transport Services, Inc.		Delaware	100%
Omnicare Canadian Holdings, Inc.		Delaware	100%
Omnicare Clinical Research, Inc.	fka IBAH, Inc.	Delaware	100%
Omnicare Clinical Research, LLC	fka Coromed, Inc.	Delaware	100%
Omnicare CR Inc.		Delaware	100%
Omnicare ESC LLC		Delaware	100%
Omnicare Extended Pharma Services, LLC		Delaware	100%
Omnicare Headquarters LLC		Delaware	100%
Omnicare Holding Company		Delaware	100%
Omnicare Indiana Partnership Holding Co, LLC		Delaware	100%
Omnicare Management Company		Delaware	100%
Omnicare of Nevada LLC		Delaware	100%
Omnicare Pennsylvania Med Supply, LLC		Delaware	100%
Omnicare Pharmacies of Maine Holding Company		Delaware	100%
Omnicare Pharmacies of Pennsylvania East, LLC		Delaware	100%
Omnicare Pharmacies of Pennsylvania West, LLC		Pennsylvania	100%
Omnicare Pharmacies of the Great Plains Holding Company		Delaware	100%
Omnicare Pharmacy and Supply Services, LLC		South Dakota	100%
Omnicare Pharmacy of Colorado LLC		Delaware	100%
Omnicare Pharmacy of Florida, LP		Delaware	100%
Omnicare Pharmacy of Indiana, LLC		Delaware	100%
Omnicare Pharmacy of Maine LLC		Delaware	100%
Omnicare Pharmacy of Nebraska LLC		Delaware	100%
Omnicare Pharmacy of North Carolina, LLC		Delaware	100%
Omnicare Pharmacy of Pueblo, LLC		Delaware	100%
Omnicare Pharmacy of South Dakota LLC		Delaware	100%
Omnicare Pharmacy of Tennessee LLC		Delaware	100%
Omnicare Pharmacy of Texas 1, LP		Delaware	100%
Omnicare Pharmacy of Texas 2, LP		Delaware	100%
Omnicare Pharmacy of the Midwest, LLC	fka Freed’s	Delaware	100%
Omnicare Purchasing Company LP		Delaware	100%
Omnicare Purchasing Company General Partner, Inc.		Delaware	100%
Omnicare Purchasing Company Limited Partner, Inc.		Delaware	100%
Omnicare Respiratory Services, LLC		Delaware	100%
Omnicare Senior Health Outcomes, LLC		Delaware	100%

Legal Name	Doing Business As Name (if other than legal name)	State of Incorporation/ Organization	% Owned

Omnicare.com, Inc.		Delaware	100%
PBM-Plus, Inc.		Wisconsin	100%
PBM Plus Mail Service Pharmacy, LLC		Delaware	100%
PCI Acquisition, LLC		Delaware	100%
PP Acquisition Company, LLC		Delaware	100%
PPS Acquisition Company, LLC		Delaware	100%
PPS-GBMC Joint Venture LLC		Maryland	50%
PPS-St. Agnes Joint Venture, LLC		Maryland	60%
Pharmacon Corp.		New York	100%
Pharmacy Consultants, Inc.		South Carolina	100%
Pharmacy Holding # 1, LLC		Delaware	100%
Pharmacy Holding # 2, LLC		Delaware	100%
Pharmasource Healthcare, Inc.		Georgia	100%
Pharm-Corp of Maine LLC		Delaware	100%
Pharmed Holdings, Inc.		Delaware	100%
Professional Pharmacy Services, Inc.		Maryland	100%
PRN Pharmaceutical Services, LP		Delaware	100%
PSI Arkansas Acquisition LLC		Delaware	100%
Rescot Systems Group, Inc.		Pennsylvania	100%
Resource Biometrics, Inc.		California	100%
Roeschen’s Healthcare, LLC		Wisconsin	100%
Royal Care of Michigan LLC		Delaware	100%
RXC Acquisition Company		Delaware	100%
SHC Acquisition Co. LLC	Synergy	Delaware	100%
Shore Pharmaceutical Providers, Inc.		Delaware	100%
South Park Partners LP		Maryland	95%
Southside Apothecary, Inc.		New York	100%
Specialized Home Infusion of Michigan LLC		Delaware	100%
Specialized Patient Care Services, Inc.		Alabama	100%
Specialized Pharmacy Services, LLC		Michigan	100%
Specialized Services of Michigan, Inc.		Delaware	100%
Specialty Carts, LLC		Ohio	51%
Sterling Healthcare Services, Inc.		Delaware	100%
Suburban Medical Services, Inc.		Pennsylvania	100%
Superior Care Pharmacy, Inc.		Delaware	100%
Swish, Inc.		Delaware	100%

Legal Name	Doing Business As Name (if other than legal name)	State of Incorporation/ Organization	% Owned

TCPI Acquisition Corp.	Total Care Pharmacy	Delaware	100%
The Medicine Centre, LLC		Connecticut	100%
THG Acquisition Corp.	Tandem Health Group	Delaware	100%
Three Forks Apothecary, Inc.		Kentucky	100%
Tidewater Healthcare Shared Services Group		Pennsylvania	100%
Transport Services, Inc.		Maryland	100%
UC Acquisition Corp.	UniCare, Inc.	Delaware	100%
Uni-Care Health Services of Maine, Inc.		New Hampshire	100%
Value Health Care Services, LLC		Delaware	100%
Value Pharmacy, Inc.		Massachusetts	100%
VAPS Acquisition Company, LLC		Delaware	100%
Vital Care Infusions Supply, Inc.		New York	100%
Weber Medical Systems LLC		Delaware	100%
Westhaven Services Co., LLC		Ohio	100%
Williamson Drug Company, Incorporated		Virginia	100%
Winslow’s Pharmacy		New Jersey	100%
ZS Acquisition Company LLC		Delaware	100%

Legal Name	Doing Business As Name (if other than legal name)	Country of Incorporation/ Organization	% Owned

Foreign Entities		Country

3096479 Nova Scotia Company		Canada	100%
3096480 Nova Scotia Company		Canada	100%
3103-3798 Quebec, Inc.	Omnicare Clinical Research	Canada	100%
42986 Ontario Limited	Medico Pharmacy	Canada	100%
Clinimetrics Research Australia, Pty, Ltd.		Australia	100%
Clinimetrics Research Canada, Inc.		Canada	100%
Clinimetrics Research Europe, Ltd.		UK	100%
De-Skor ZAO		Russia	50%
Omnicare Alberta LP		Canada	100%
Omnicare Clinical Research (Proprietary) Limited		South Africa	100%
Omnicare Clinical Research A/S		Denmark	100%
Omnicare Clinical Research A/B		Sweden	100%
Omnicare Clinical Research AG		Switzerland	100%
Omnicare Clinical Research Holdings B.V.		Netherlands	100%
Omnicare Clinical Research India Private Limited		India	100%
Omnicare Clinical Research International B.V.		Netherlands	100%
Omnicare Clinical Research GmbH		Germany	100%
Omnicare Clinical Research GmbH & Co. KG	IFNS	Germany	100%
Omnicare Clinical Research Limited		UK	100%
Omnicare Clinical Research LLC		Russia	100%
Omnicare Clinical Research N.V.		Belgium	100%
Omnicare Clinical Research OY		Finland	100%
Omnicare Clinical Research PTE. LTD.		Singapore	100%
Omnicare Clinical Research PTY. LTD.		Australia	100%
Omnicare Clinical Research S.A.		Argentina	100%
Omnicare Clinical Research S.A.R.L.		France	100%
Omnicare Clinical Research S.L.		Spain	100%
Omnicare Clincial Research sp.z.oo		Poland	100%
Omnicare Clinical Research s.r.o		Czech Republic	100%